Exhibit 99.1

FOR IMMEDIATE RELEASE
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, CO 80202
www.teton-energy.com

Company contact:
Andrea Brown
(303) 565-4600
abrown@teton-energy.com
www.teton-energy.com

Teton Energy Reports Establishment of Trading Plans
DENVER March 19, 2007. Teton Energy Corporation (“Teton”) (AMEX: TEC), an independent E&P company announced today that several directors and officers of the Company have adopted prearranged trading plans with respect to certain shares that they will receive pursuant to the Company’s Long-term Incentive Plan (“LTIP”). Such trading plans were adopted in accordance with Securities and Exchange Commission Rule 10b5-1.
The plans were established in order to enable the Company to ensure compliance with applicable tax withholding requirements. Since awards under the Company’s LTIP are made in stock rather than options, there is an immediate tax withholding requirement, which the Company is responsible for assuring compliance with.
“While none of our directors and officers are seeking to sell or diversify their Teton holdings, we believed that establishment of these plans represented the optimum way for us to comply with applicable tax withholding requirements,” stated Karl F. Arleth, the Company’s President and Chief Executive Officer. “Other than shares being sold from time to time to meet tax obligations, no other shares are covered under these trading plans.”
Directors and officers who entered into the trading plans include: James J. Woodcock, Chairman, Karl F. Arleth, President, Bill I. Pennington, Chief Financial Officer, Dominic J. Bazile, Chief Operating Officer, Andrew Schultz, Vice President — Production, Richard Bosher, Vice President — Business Development, William Brand, Controller, and directors William White, Thomas Conroy, John Connor, and Robert Bailey. The trading plans each terminate on December 31, 2009, unless earlier terminated under certain conditions. Transactions made under the plans will be reported in accordance with applicable securities laws, rules, and regulations.
Rule 10b5-1 of the Securities and Exchange Act of 1934 permits officers and directors of public companies to adopt predetermined written plans for trading specified amounts of company stock. The plans may be implemented only when the director or officer is not in possession of material nonpublic information, and may be used for a variety of purposes, including, gradually diversifying their investment portfolio, minimizing the market effect of stock sales by spreading them out over an extended period of time, and avoiding concerns about initiating stock transactions while in possession of material nonpublic information. Once established, the director or officer does not retain or exercise any discretion over sales of stock under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material non-public information that the director or officer may receive.
Company Description. Teton Energy Corporation (AMEX: TEC), is an independent oil and gas exploration and production company based in Denver, Colorado. Teton is focused on the acquisition, exploration and development of North American properties and has current operations in the Rocky Mountain region of the U.S. The Company’s common stock is listed on the American Stock Exchange under the ticker symbol “TEC”. For more information about the Company, please visit the Company’s website at www.teton-energy.com.
Forward-Looking Statements. This news release may contain certain forward-looking statements, including declarations regarding Teton and its subsidiary’s expectations, intentions, strategies and beliefs regarding the future within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained herein are based upon information available to Teton’s management as at the date hereof and actual results may vary based upon future events, both within and without the control of the Teton’s management, including risks and uncertainties that could cause actual results to differ materially including, among other things, the impact that additional acquisitions may have on the company and its capital structure, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, governmental regulations and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s operating and financial results are included in Teton’s annual report on Form 10-K for the year ended December 31, 2006. Teton’s disclosure reports are on file at the Securities and Exchange Commission and can be viewed on Teton’s website at www.teton-energy.com. Copies are available without charge, upon request from the Company.